                                                                 EXHIBIT NO. 5.1


          [Letterhead of Buchanan Ingersoll Professional Corporation]

                                       March 15, 1999

Board of Directors
Armstrong World Industries, Inc.
P.O. Box 3001
Lancaster, Pennsylvania  17604

Ladies and Gentlemen:

     We have acted as counsel to Armstrong World Industries, Inc., a Pennsylvania corporation (the "Company"), in connection with the proposed issuance by the Company of up to 300,000 shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), pursuant to the terms of the Triangle Pacific Corp. Salaried Employees Profit Sharing Plan, the Triangle Pacific Corp. Non-Union Hourly Employees 401(k) Plan, the Robbins Hardwood Flooring, Inc. Employees' Retirement Savings Plan, the Hartco Flooring Company Retirement Savings Plan and the Hartco Flooring Company Bargaining Employees' Retirement Savings Plan, as proposed to be amended (collectively, the "Plans").

     In connection with such proposed issuance, we have examined the Articles of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, the relevant corporate proceedings of the Company, the Registration Statement on Form S-8 covering the issuance of such shares, and such other documents, records, certificates of public officials, statutes and decisions as we consider necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.

     Based on the foregoing, we are of the opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and when the Common Stock has been duly issued and delivered pursuant to the terms of the Plans, as amended, such shares of Common Stock will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,


                                           BUCHANAN INGERSOLL
                                           PROFESSIONAL CORPORATION

                                           By:  /s/ Stephen W. Johnson
                                                ----------------------
                                                Stephen W. Johnson